Exhibit (m)(c)

TRANSAMERICA SERIES TRUST

SCHEDULE A

12B-1 PLAN OF DISTRIBUTION

May 1, 2016

Listed below are current series of the Trust. All series, except as noted, offer Initial Class shares and Service Class shares. Transamerica WMC US Growth II VP currently only offers Initial Class shares. Transamerica American Funds Managed Risk VP, Transamerica BlackRock Equity Smart Beta 100 VP, Transamerica BlackRock Global Allocation Managed Risk – Balanced VP, Transamerica BlackRock Global Allocation Managed Risk – Growth VP, Transamerica BlackRock Smart Beta 50 VP, Transamerica BlackRock Smart Beta 75 VP, Transamerica Legg Mason Dynamic Allocation – Balanced VP, Transamerica Legg Mason Dynamic Allocation – Growth VP, Transamerica Madison Balanced Allocation VP, Transamerica Madison Conservative Allocation VP, Transamerica Madison Diversified Income VP, Transamerica Market Participation Strategy VP, and Transamerica ProFund UltraBear VP currently only offer Service Class shares.

Transamerica AB Dynamic Allocation VP
Transamerica Aegon High Yield Bond VP
Transamerica Aegon Government Money Market VP
Transamerica Aegon U.S. Government Securities VP
Transamerica American Funds Managed Risk VP
Transamerica Asset Allocation – Conservative VP
Transamerica Asset Allocation – Growth VP
Transamerica Asset Allocation – Moderate Growth VP
Transamerica Asset Allocation – Moderate VP
Transamerica Barrow Hanley Dividend Focused VP
Transamerica BlackRock Equity Smart Beta 100 VP
Transamerica BlackRock Global Allocation VP
Transamerica BlackRock Global Allocation Managed Risk – Balanced VP
Transamerica BlackRock Global Allocation Managed Risk – Growth VP
Transamerica BlackRock Smart Beta 50 VP
Transamerica BlackRock Smart Beta 75 VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Clarion Global Real Estate Securities VP
Transamerica International Moderate Growth VP
Transamerica Janus Balanced VP
Transamerica Janus Mid-Cap Growth VP
Transamerica Jennison Growth VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica JPMorgan Tactical Allocation VP
Transamerica Legg Mason Dynamic Allocation – Balanced VP
Transamerica Legg Mason Dynamic Allocation – Growth VP
Transamerica Madison Balanced Allocation VP
Transamerica Madison Conservative Allocation VP
Transamerica Madison Diversified Income VP
Transamerica Managed Risk – Balanced ETF VP
Transamerica Managed Risk – Conservative ETF VP

Exhibit (m)(c)

Transamerica Managed Risk – Growth ETF VP
Transamerica Market Participation Strategy VP
Transamerica MFS International Equity VP
Transamerica Morgan Stanley Capital Growth VP
Transamerica Multi-Managed Balanced VP
Transamerica Multi-Manager Alternative Strategies VP
Transamerica PIMCO Tactical – Balanced VP
Transamerica PIMCO Tactical – Conservative VP
Transamerica PIMCO Tactical – Growth VP
Transamerica PIMCO Total Return VP
Transamerica PineBridge Inflation Opportunities VP
Transamerica ProFund UltraBear VP
Transamerica QS Investors Active Asset Allocation – Conservative VP
Transamerica QS Investors Active Asset Allocation – Moderate Growth VP
Transamerica QS Investors Active Asset Allocation – Moderate VP
Transamerica Systematic Small/Mid Cap Value VP
Transamerica T. Rowe Price Small Cap VP
Transamerica Torray Concentrated Growth VP
Transamerica TS&W International Equity VP
Transamerica Voya Limited Maturity Bond VP
Transamerica Voya Mid Cap Opportunities VP
Transamerica WMC US Growth VP
Transamerica WMC US Growth II VP

SERVICE AND DISTRIBUTION FEES

Initial Class

The Trust is authorized to pay to Servicing Party an annual distribution and service fee of 0.15% as compensation for Servicing Party’s services as Distributor of Initial Class shares of the Trust.

Service Class

The Trust is authorized to pay to Servicing Party an annual distribution and service fee of 0.25% as compensation for Servicing Party’s services as Distributor of Service Class shares of the Trust.